UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (954) 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2026, HCW Biologics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 2,846,975 units, with each unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or “Shares”), at a purchase price of $1.28 per Share, or, in lieu thereof, one pre-funded warrant, and (ii) one warrant to purchase one share of Common Stock (the “Common Warrants”) at a purchase price of $0.125 per Common Warrant. The units were sold at a purchase price of $1.405 per unit, and the Shares or Pre-Funded Warrants and Common Warrants comprising the units are immediately separable and were issued separately. In lieu of Shares that would otherwise result in a purchaser’s beneficial ownership exceeding 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such Shares, certain purchasers may elect to receive pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $1.2799 per Pre-Funded Warrant (equal to the per Share purchase price less $0.0001). Each Pre-Funded Warrant is exercisable immediately upon issuance for one share of Common Stock at an exercise price of $0.0001 per share and will remain exercisable until exercised in full. Each Common Warrant is exercisable immediately upon issuance for one share of Common Stock at an exercise price of $1.28 per share and will expire on the five and one-half year anniversary of the original issuance date. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants are referred to herein as the “Warrant Shares.”

Pursuant to the Purchase Agreement, on May 21, 2026, the Company issued and sold an aggregate of 427,046 Shares, 2,419,929 Pre-Funded Warrants, and Common Warrants to purchase an aggregate of up to 2,846,975 shares of Common Stock for aggregate gross proceeds of approximately $4.0 million at the closing (the “Closing”), before deducting fees payable to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to continue clinical trials for HCW9302, advance its IND-enabling studies for its T-Cell Engager, HCW11-018b, and its second-generation immune checkpoint inhibitor, HCW11-040, and funding for general corporate purposes and to pay off certain debts and settlements.

The Pre-Funded Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Common Warrants may not be exercised to the extent that, after giving effect to such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the resale of the Shares and the Warrant Shares, and agreed to file an initial registration statement within 15 days following the Closing to register the resale of such securities and to use reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 60 days following the Closing. In addition, in connection with the Offering, the Company entered into a Placement Agent Agreement, dated May 21, 2026 (the “Placement Agent Agreement”), with E.F. Hutton & Co. LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent in connection with the Offering, subject to the terms and conditions set forth therein.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement, the Pre-Funded Warrants and Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of the Shares and the Pre-Funded Warrants at the Closing were made, and the issuance of the Warrant Shares upon exercise of the Pre-Funded Warrants and the Common Warrants will be made, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investors represented that they are “accredited investors” as defined in Rule 501(a) under the Securities Act.

The information in Item 1.01 is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 21, 2026, the Company issued a press release announcing the pricing of this Offering described above. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
10.2	Form of Registration Rights Agreement by and between the Company and the Investors
10.3	Form of Placement Agency Agreement, by and between the Company and E.F. Hutton & Co. LLC
99.1	Press Release dated May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	May 21, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer